First Quarter 2025 Earnings April 24, 2025 Chris Cartwright, President and CEO Todd Cello, CFO Exhibit 99.2

2@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Non-GAAP Financial InformationForward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause TransUnion’s actual results to differ materially from those described in the forward-looking statements include: macroeconomic effects and changes in market conditions, including the impact of tariffs, inflation, risk of recession and industry trends and adverse developments in the debt, consumer credit and financial services markets, including the impact on the carrying value of our assets in all of the markets where we operate; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; our approach to the use of artificial intelligence; our ability to effectively manage our costs; our efforts to execute our transformation plan and achieve the anticipated benefits and savings; our ability to maintain effective internal control over financial reporting or disclosure controls and procedures; economic and political stability in the United States and risks associated with the international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to acquire businesses, successfully secure financing for our acquisitions, timely consummate our acquisitions, successfully integrate the operations of our acquisitions, control the costs of integrating our acquisitions and realize the intended benefits of such acquisitions; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; risks related to our indebtedness, including our ability to make timely payments of principal and interest and our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; our dividend payments and dividend rate; share repurchase plans; our reliance on key management personnel; changes in tax laws or adverse outcomes resulting from examination of our tax returns; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). TransUnion undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this presentation. This investor presentation includes certain non-GAAP measures that are more fully described in the appendices to the presentation. Exhibit 99.1, “Press release of TransUnion dated April 24, 2025, announcing results for the quarter ended March 31, 2025,” under the heading ‘Non-GAAP Financial Measures,’” furnished to the Securities and Exchange Commission on April 24, 2025. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures for each of the periods included in this presentation are included in the Appendices at the back of this investor presentation.

3@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. First quarter 2025 highlights1 Market perspectives and strategic priorities2 First quarter 2025 financial results3 Full-year 2025 guidance and portfolio resiliency review4

4@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. *Revenue growth figures referenced above are organic constant currency. International revenue grew +6%, with India +1% as anticipated and all other geographies up high-single digits U.S. Markets revenue +9% led by Financial Services and Insurance Organic constant currency revenue +8%, +6% excluding mortgage Exceeded guidance on revenue, Adjusted EBITDA and Adjusted Diluted EPS Leverage Ratio of 2.9x at quarter- end; repurchased $10M shares from March through mid-April For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. First quarter 2025 highlights

5@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Lenders entered 2025 with cautious optimism for credit growth, supported by healthy consumer finances New U.S. trade and fiscal policy proposals add uncertainty around levels of inflation, employment, interest rates and economic growth International portfolio on solid and broad-based growth trajectory, with re-acceleration expected in India U.S. credit volumes remain subdued but stable in Q1 and mid- April, consistent with guidance assumptions Maintaining FY 2025 organic constant currency revenue growth and Adjusted Diluted EPS guidance, balancing broad-based Q1 strength against increased market uncertainty Market perspectives

Delivering against our 2025 strategic priorities

Deliver Financial Commitments | **Transform the Business**

Drive consistent financial results

- **Exceeded financial guidance for 6th straight quarter**
  - 5th consecutive quarter of at least high-single digit organic revenue and low double-digit Adjusted Diluted EPS growth
- Accelerated growth in non-mortgage U.S. Financial Services and Emerging Verticals
- Maintaining conservative guidance approach for 2025

Enhance global operating model

- **2025 focus:** Develop best-in-class GCC network, enhance functional collaboration and accelerate innovation
- **Strengthened leadership team**
  - Tiffani Chambers as Chief Operations Officer
  - Mohamed Abdelsadek as Chief Global Solutions Officer

Complete technology modernizations

- **Transitioning 90+ U.S. credit customers to OneTru, managing large and complex workloads**
- **Launched OneTru Assist**, a proprietary **AI-powered** tool to enhance developer productivity
- Planning migration and delivering foundational capabilities for **Canada, UK and Philippines migration in 2026**

Accelerate innovation across solution suites

- **Consumer:** Completed Monevo acquisition; plan to launch freemium solution by end of Q2
- **TruIQ:** Accelerated sales and revenue from Data Enrichment
- **TruValidate:** New wins with TruValidate Integrated Solutions
- **TruAudience:** Strong retention rates in key Q1 renewal season
- **Trusted Call Solutions:** On track to deliver $150M revenue in 2025

@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

For additional information, refer to the "Non-GAAP Financial Information" section on slide 2 and the Appendix at the back of this investor presentation.

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7@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Consolidated first quarter 2025 highlights For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. Reported ($M) Y/Y Change Revenue $1,096 7% Organic Constant Currency Revenue 8% Adjusted EBITDA $397 11% Adjusted EBITDA Margin 36.2% 115bps Adjusted Diluted EPS $1.05 15% • Organic constant currency revenue growth of +8%, or +6% excluding mortgage • Strong margin expansion from revenue growth and annualization of transformation savings Q1 2025 Results

8@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. U.S. Markets first quarter 2025 highlights Note: Rows may not foot due to rounding. For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. • U.S. Financial Services +15%, or +9% excluding mortgage − Card & Banking +5% − Consumer Lending +11% − Auto +14% − Mortgage +27%, compared to inquiries (10)% • Emerging Verticals +6% led by double-digit Insurance growth • Consumer Interactive (1)% Reported ($M) Reported Y/Y FX Impact Organic Constant Currency Revenue $857 9% – 9% Financial Services 404 15% – 15% Emerging Verticals 315 6% – 6% Consumer Interactive 138 (1)% – (1)% Adjusted EBITDA $320 12% – 12% Q1 2025 Results

9@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. International first quarter 2025 highlights Note: Rows may not foot due to rounding. For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. • India (+1%) commercial and new wins offsetting declines in consumer credit volumes • U.K. (+9%) volume improvement in banking and FinTech • Canada (+7%) led by financial services, consumer indirect and insurance Reported ($M) Reported Y/Y FX Impact Organic Constant Currency Revenue $242 2% (3)% 6% Canada 38 0% (7)% 7% Latin America 33 0% (7)% 7% U.K. 59 9% (1)% 9% Africa 17 12% 2% 10% India 69 (3)% (4)% 1% Asia Pacific 27 7% (1)% 8% Adjusted EBITDA $110 3% (4)% 7% *Revenue growth figures referenced above are organic constant currency. Q1 2025 Results

10@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 1We define Leverage Ratio as net debt divided by Consolidated Adjusted EBITDA for the most recent twelve-month period including twelve months of Adjusted EBITDA from significant acquisitions. Net debt is defined as total debt less cash and cash equivalents as reported on the balance sheet as of the end of the period. Total debt is netted for deferred financing fees / original issue discount. Note: For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. Balanced capital allocation framework and natural de-leveraging Leverage Ratio1 4.3x 3.9x 3.4x 3.1x 4.1x 3.5x 3.1x 3.5x 3.8x 3.6x 3.0x 2.9x 2015 IPO 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q1 2025 Balance Sheet • Roughly $5.1 billion of debt and $610 million cash at quarter-end • $10 million of share repurchases from March through mid-April • Average effective cost of debt (net of swaps) of 4.3%

Financial Guidance

Second quarter 2025 guidance

Reported Revenue: $1,076M to $1,095M	+3% to +5%
M&A contribution:	*~1pt. benefit*
FX contribution:	*~1pt. headwind*
Organic Constant Currency Revenue:	**+3% to +5%**
Mortgage impact:	*~2pt. Benefit*
Organic CC Revenue ex. Mortgage:	**+1% to +3%**
Adjusted EBITDA: $375M to $386M	**Flat to +3%**
FX contribution:	*~1pt. headwind*
Adjusted EBITDA margin:	***34.8% to 35.3%***
Adjusted EBITDA margin bps change:	*(130)bps to (90)bps*
Adjusted Diluted EPS: $0.95 to $0.99	**(4)% to flat**

Note: For additional information, refer to the "Non-GAAP Financial Information" section on slide 2 and the Appendix at the back of this investor presentation.

Revenue

- Mortgage inquiries expected to decline mid-single digits

Adjusted EBITDA

- Some timing shift of expenses between Q1 and Q2
- H1 2025 margins expected to approach 36%, similar to FY 2025 expectation

@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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12@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. • Organic growth guidance unchanged from February; Monevo acquisition now incorporated in guidance – Ability to manage some level of U.S. lending activity softening within our guidance range – Implies H2 growth similar to Q2 • ~1% expected headwind from breach comparison, assuming no large-scale wins in 2025 – Consumer Interactive up low- single digit excluding breach • U.S. mortgage: Continue to expect ~20% revenue growth and modest inquiry declines – U.S. mortgage ~11% of trailing 12- month revenue Note: For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. Full-year 2025 revenue guidance Reported Revenue: $4.358B to $4.417B +4% to +5.5% M&A contribution: ~0.5pt. benefit FX contribution: ~1pt. headwind Organic Constant Currency Revenue: +4.5% to +6% Mortgage impact: ~2pt. benefit Organic CC Revenue ex. Mortgage: +2.5% to 4% Organic Growth Assumptions • U.S. Markets up mid-single digit (up low-single digit excluding mortgage) – Financial Services up low-double digit (up mid-single digit excluding mortgage) – Emerging Verticals up mid-single digit – Consumer Interactive down low-single digit • International up high-single digit (constant-currency) Note: For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. Financial Guidance

13@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. The adjusted tax rate guidance of ~26.5% reflects expected full year GAAP effective rate of ~28% less the elimination of discrete adjustments and other items totaling ~(1.5%). For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. Full-year 2025 Adjusted EBITDA, Adjusted Diluted EPS and other guidance Adjusted EBITDA: $1.549B to $1.590B +3% to +6% FX contribution: ~1pt. headwind Adjusted EBITDA margin: 35.6% to 36.0% Adjusted EBITDA margin bps change: (40)bps to flat Adjusted Diluted EPS: $3.93 to $4.08 Flat to +4% Adjusted Tax Rate: ~26.5% Total D&A: ~$570M D&A ex. step-up from 2012 change in control and subsequent acquisitions: ~$285M Net Interest Expense: ~$195M CapEx: ~8% of revenue Financial Guidance • Adjusted EBITDA guidance unchanged; Monevo generating limited Adjusted EBITDA in 2025 due to one- time integration investments • Anticipate using excess cash for debt prepayment and/or share repurchases; however, guidance assumes no further capital allocation benefit

Portfolio resiliency

TransUnion is well-positioned to navigate increased economic uncertainty

Track record of through-cycle revenue growth. Grew 3% in COVID-impacted 2020 and 3% during rate-hike cycle of 2022-2023

Diversified across solutions, verticals and geographies; U.S. Financial Services accounts for ~1/3rd of revenue (vs. ~60% in 2007)

Breadth of solutions and expertise to advise customers through a dynamic market environment

Transformation delivering value; positioned for accelerating innovation and structural cost savings

TransUnion grew through varying economic environments over the last decade, compounding revenue at high-single digits organically

@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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Portfolio resiliency

U.S. Financial Services (~1/3rd of revenue) credit volumes already below historical trend, particularly mortgage

Mortgage

- Current volumes at historical lows and ~50% below 2022 levels
- Vast majority of mortgage revenue is tied to credit origination or marketing
- Potential mortgage refinancing opportunity if interest rates fall
  - ~7 million mortgages outstanding with 6%+ rates compared to ~5 million originations in 2024


Auto
18%
Card &
Banking
31%
Mortgage
31%
Consumer
Lending
20%

Card & Banking, Auto and Consumer Lending

- Current volumes across lending types below 2022 levels
- Breadth of solutions significantly expanded over last several years
- ~30% of revenue is tied to portfolio review, analytic enablement and non-credit solutions
- Consumer Lending (FinTechs) debt consolidation loans experience healthy demand in slowing economy

Not experiencing incremental volume softness through mid-April; continue to actively monitor

Pie chart is U.S. Financial Services revenue breakdown as of FY 2024

@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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Portfolio resiliency

Bulk of portfolio is diversified across solutions, verticals and geographies and not tied to U.S. credit volumes

Emerging Verticals (~30% of revenue)

Broad-based solutions serving diversified set of customers

- **Insurance** strength with improving marketing, healthy shopping and new wins
- **Fraud** and **Communications** solutions largely not cyclical
- **Marketing** ~70% subscription

Consumer Interactive (~15% of revenue)

Relevant offering to consumers in periods of economic stress

- **Freemium launch** expands offering and positions business for improved growth
- **ID protection** is by nature a long-term engagement
- **Breach** is episodic but acyclical

International (20%+ of revenue)

Diversified and indexed to faster growth economies

- **India** positioned for improving credit volumes following period of credit tightening
- **Canada** and **U.K.** track record of outgrowing underlying market
- **Latin America** diversified set of growthful economies

Revenue breakdown based on FY 2024 results.

@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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17@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Prioritize completion of final phase of business transformation to deliver structural cost savings and accelerate innovation Actively monitor lending volumes, as well as business and consumer activity, for signs of softness Prudently manage costs if conditions soften (e.g., manage hiring levels, third-party spend, travel & entertainment and prioritization of investments) Portfolio resiliency Seasoned leadership team with experience operating through economic cycles Ability to manage costs dynamically, enabled by global operating model and increased centralization of work Plan to monitor market dynamics, prioritize transformation investment and prudently manage costs Strategic actions

18@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Secular growth drivers remain intact 1. Mature and high-growth core U.S. credit market - Growing demand for analytics and alternative data - High margin upside when volumes improve from below- trend levels 2. Robust opportunity for solution and vertical expansion - Right to win in multi-billion-dollar Fraud, Marketing and Communications markets - Relevant products and strong relationships across our vertical markets 3. Best-in-class International business - Market-leading position in geographies with large populations and increasing credit penetration - Continued diffusion of innovation across markets Transformation strategy progress strengthens growth foundation  Integrated capabilities, data and talent from Neustar, Sontiq and Argus  Modernized technology on state-of-the-art platform  Strengthened global operating model to standardize work and drive structural cost savings  Bolstered Solutions function with improved talent, innovation and go-to-market approach  Repositioned Consumer Interactive for growth with freemium launch and Monevo acquisition  Announced planned acquisition of largest consumer credit bureau in Mexico Despite near-term uncertainty, better positioned than ever to deliver next generation of growth

19@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Q&A

20@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Appendices and Non-GAAP Reconciliations

21@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Credit 50% Consumer 16% Marketing 8% Fraud 7% Communications 7% All Other 12% Credit 44% Consumer 18% Marketing 10% Fraud 5% Communications 9% All Other 14% Credit 71% Consumer 9% Marketing 1% Fraud 15% All Other 4% Note – “All Other” includes investigative solutions as well as vertical- and country-specific solutions + = U.S. Markets ($3.2 billion) International ($1.0 billion) Total Company ($4.2 billion) Revenue by Solution Family (FY 2024) Business Mix Details

Business Mix Details

Accelerating innovation and growth potential across integrated solution suites

Credit / Analytics

Unlock multibillion $ analytics enablement opportunity

- Expand **data, identity, and decisioning services** to address customer needs
- Accelerate sales of **TruIQ Data Enrichment** (on-demand credit marketing)
- Complete launch of **Advanced Acquisition** – modular suite enabling end-to-end credit marketing

Marketing

Become a recognized leader in identity solutions

- **Deploy Identity, Audience Building and Analytics solutions** to extend deeper into customer workflows
- **Accelerate cloud-based Identity growth** with partners like Snowflake and Google
- Strengthen brand awareness and cross-functional go-to-market

Fraud

Be our customers' "first call" for fraud mitigation

- Leverage comprehensive fraud signal to **enhance existing solutions**
- **Drive new wins with TruValidate Integrated Solutions** enhanced data signals, analytics and model capabilities
- Mature cross-functional go-to-market approach

Communications

Transform phone experience for customers and consumers

- **Grow Trusted Call Solutions** – targeting $150M revenue in 2025F ($80M 2023; $115M 2024)
- Improve mobile call experience with **Branded Call Display**
- Restore trust in call display with **Spoofed Call Protection**

Consumer

Empower consumers with credit monitoring, ID protection and offers

- Enhance direct-to-consumer offering with **freemium launch**
- Consolidate credit education and identity protection on a **single global platform**
- **Enable highly personalized credit offers** via Monevo acquisition

@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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23@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. U.S. Markets revenue composition (FY 2024) Card & Banking 31% Consumer Lending 20% Mortgage 31% Auto 18% Insurance 27% Tech, Retail & E- Commerce 22% Tele- Communications 19% Media 14% Tenant & Employment Screening 6% Collections 6% Public Sector 5% Direct 25% Indirect 75% Note: ~1% of revenue in administrative/other Financial Services (~$1.4 billion) Emerging Verticals (~$1.2 billion) Consumer Interactive (~$0.6 billion) Business Mix Details

24@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Future revenue and earnings upside when U.S. credit volumes improve from below-trend levels Mortgages Auto Loans Credit Cards Unsecured Personal Loans 6.8 8.4 4.3 4.3 2019 2022 2023 2024 28.2 26.6 24.4 24.5 2019 2022 2023 2024 66.9 83.0 80.2 74.9 2019 2022 2023 2024 18.6 22.4 19.7 20.8 2019 2022 2023 2024 Source: TransUnion Consumer Credit Database. Bar charts represent total industry- level originations (millions) on a trailing-twelve-month basis from Q3 of the stated year. • Limited new home inventory weighing on purchase volume • Refinance volumes at multi-decade lows • Higher inventory and incentives supports improved sales • Replacement cycle adds to pent-up demand • FinTech funding continues to recover • Significant debt consolidation opportunity • Consumer delinquencies stable in Q4 • Replenished deposit bases for small- and medium-sized lenders Originations (in millions) Market Dynamics

Transformation Program

Completing U.S. and India technology modernization will drive remaining transformation program cost savings

Investments

- **$355-375M of one-time expenses to capture benefits**
  - $257M of one-time expenses in 2023 and 2024
  - Remaining ~$100-120M expected in 2025; $30M in Q1
- **Capex of ~8% of revenues in 2024 and expected in 2025**
  - Lower capex in 2024 driven by spending efficiency

Expected Benefits

- **$200M free cash flow benefit expected by 2026**
  - $120 to 140M of operating expense savings
  - Capex to 6% of revenues by 2026 or $70-80M* reduction
- **~$95M run-rate operating expense savings at YE 2024**
  - Resulted from pull-forward of savings related to operating model optimization
  - Tech modernization expected to be completed by YE 2025; remaining ~$35M of savings realized in 2026
- **Step change improvement in innovation to drive revenue growth**

*Based on capex reduction from 8% of revenues to 6% on 2023 revenue base

@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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26@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Debt profile and 2025F interest expense bridge Debt Profile (3/31/25) 2025F Interest Expense Bridge Notional ($B) Expiry Rate Term Loan Tranche Term Loan A-4 1.3 Jun’29 SOFR + 1.25% Term Loan B-5 0.1 Nov’26 SOFR + CSA + 1.75% Term Loan B-9 1.9 Jun’31 SOFR + 1.75% Term Loan B-8 1.9 Jun’31 SOFR + 1.75% Swaps* June 2022 1.1 Jun’25 Receive SOFR, Pay 0.87% December 2021 1.5 Dec’26 Receive SOFR, Pay 1.39% December 2024 1.1 Dec’27 Receive SOFR, Pay 3.54% • ~72% of debt is currently swapped to fixed rate • 2025 net interest expense guidance assumes no additional debt prepayment or incremental debt $237M ~$195M ~($8M) ~($12M) ~($22M) 2024 Net Interest Expense 2024 Prepayments Refinancings SOFR, Hedges, Other 2025F Net Interest Expense Debt / Interest Expense

Capital Allocation Framework

Strengthening free cash flow in 2025 and beyond

Free cash flow conversion


95%+
Impacted by M&A integration and transformation investments
~50%
Complete remaining transformation investments
~70%
90%+
2015 - 2021
2022 - 2024
2025
2026+

Free cash flow conversion defined as (cash flow from operations less capex) as a percent of adjusted net income; 2022 – 2024 conversion excludes $355M tax payment in 2022 related to gain on sale of Healthcare business. 2015 – 2021, and 2022 – 2024 represent average annual free cash flow conversion

Path to improving free cash flow

- **Continue to grow revenue and earnings**
- **Complete multi-year transformation program**
  - $100-120M of one-time spend remaining in 2025
  - Remaining ~$35M of transformation operating expense savings expected in 2026; ~$130M total
  - No further "Accelerated Technology Investment" addbacks upon program completion
- **Reduce capital intensity**
  - CapEx at 6% of revenues starting in 2026
  - CapEx focused more on product investments
- **Optimize working capital usage**

For additional information, refer to the "Non-GAAP Financial Information" section on slide 2 and the Appendix at the back of this investor presentation.

@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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28@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Strong free cash flow and optimized leverage enables balanced capital allocation Capital Allocation Framework For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. Prioritize growth investments • Fund growth investments while expanding margins, supported by revenue growth and ongoing business optimization • Focus areas of investment: – Technology and platform enhancements – New product innovation – Incremental sales specialists – International expansion • Consider bolt-on M&A aligned to growth strategy Manage leverage and liquidity • Now targeting Leverage Ratio of <2.5x (prior <3x) – Expect natural de-leveraging in 2025 • Continue to evaluate debt structure and voluntary prepayments • Maintain appropriate cash balances and explore repatriation opportunities – ~80% of current cash is overseas Increase capital returns to shareholders • Grow dividend alongside Adjusted Net Income – Raised quarterly dividend to $0.115 from $0.105 in Q1 2025 – Maintain 10%-15% dividend payout ratio • Increase bias toward share repurchases going forward – Board authorized new $500 million share repurchase program in February – Modest level of repurchases in 2025, balanced against de-levering and managing capital for planned Trans Union de Mexico acquisition

29@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Disciplined M&A approach aligned to growth strategy Strategic Focus for M&A M&A is an important strategic tool, but strength of portfolio creates a high bar • Ongoing transformation supports a generation of innovation-led growth • Not seeking large, transformational M&A Focus for bolt-on M&A and minority investments: • Foreign credit bureaus • Data assets centered around consumer identity • Complementary capabilities for core solutions Capital Allocation Framework For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. Financial Considerations M&A evaluated against all alternatives to maximize long- term free cash flow per share Key financial guideposts:  Attractive cash-on-cash return and unlevered IRR exceeding cost of capital  Additive to revenue growth rate  Strong profitability with path to scale to company-level margins  Accretive to Adjusted Diluted EPS by Year 2  Ability to return to target leverage within one year

30@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Adjusted EBITDA and Adjusted EBITDA Margin $ in millions 2025 2024 Net income attributable to TransUnion 148.1$ $ 65.1 Net interest expense 47.5 63.2 Provision for income taxes 41.0 13.0 Depreciation and amortization 138.9 134.0 EBITDA 375.5$ $ 275.4 Adjustments to EBITDA: Stock-based compensation 30.3$ $ 24.1 Mergers and acquisitions, divestitures and business optimization2 17.9 9.2 Accelerated technology investment3 20.0 18.5 Operating model optimization program4 9.8 24.4 Net other5 (56.4) 6.5 Total adjustments to EBITDA 21.7$ $ 82.8 Consolidated Adjusted EBITDA 397.1$ $ 358.2 Net income attributable to TransUnion margin 13.5% 6.4% Consolidated Adjusted EBITDA margin6 36.2% 35.1% Reconciliation of Net income attributable to TransUnion to consolidated Adjusted EBITDA: Three Months Ended March 31,

Adjusted Net Income and Adjusted Diluted EPS

$ in millions, except per share data	Three Months Ended March 31,	
	2025	2024
Reconciliation of Net income attributable to TransUnion to Adjusted Net Income:		
Net income attributable to TransUnion	$ 148.1	$ 65.1
Adjustments before income tax items:		
Amortization of certain intangible assets[1]	70.9	72.0
Stock-based compensation	30.3	24.1
Mergers and acquisitions, divestitures and business optimization[2]	17.9	9.2
Accelerated technology investment[3]	20.0	18.5
Operating model optimization program[4]	9.8	24.4
Net other[5]	(56.7)	5.9
Total adjustments before income tax items	$ 92.3	$ 154.3
Total adjustments for income taxes[7]	(32.7)	(40.4)
Adjusted Net Income	$ 207.6	$ 179.0
Weighted-average shares outstanding:		
Basic	195.1	194.1
Diluted	197.3	195.3
Adjusted Earnings per Share:		
Basic	$ 1.06	$ 0.92
Diluted	$ 1.05	$ 0.92

$ in millions, except per share data	Three Months Ended March 31,	
	2025	2024
Reconciliation of Diluted earnings per share from Net income attributable to TransUnion to Adjusted Diluted Earnings per Share:		
Diluted earnings per common share from:		
Income attributable to TransUnion	$ 0.75	$ 0.33
Adjustments before income tax items:		
Amortization of certain intangible assets[1]	0.36	0.37
Stock-based compensation	0.15	0.12
Mergers and acquisitions, divestitures and business optimization[2]	0.09	0.05
Accelerated technology investment[3]	0.10	0.09
Operating model optimization program[4]	0.05	0.13
Net other[5]	(0.29)	0.03
Total adjustments before income tax items	$ 0.47	$ 0.79
Total adjustments for income taxes[7]	(0.17)	(0.21)
Adjusted Diluted Earnings per Share	$ 1.05	$ 0.92

@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
31

32@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Adjusted Effective Tax Rate $ in millions 2025 2024 Income before income taxes 193.8$ 83.0$ Total adjustments before income tax items from Adjusted Net Income table above 92.3 154.3 Adjusted income before income taxes 286.1$ 237.3$ Reconciliation of Provision for income taxes to Adjusted Provision for Income Taxes: Provision for income taxes (41.0) (13.0) Adjustment for income taxes: Tax effect of above adjustments (32.3) (35.0) Eliminate impact of excess tax expense for stock-based compensation 0.5 1.0 Other8 (0.9) (6.4) Total adjustments for income taxes (32.7)$ (40.4)$ Adjusted Provision for Income Taxes (73.7)$ (53.4)$ Effective tax rate 21.2% 15.7 % Adjusted Effective Tax Rate 25.8% 22.5 % Three Months Ended March 31,

33@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Leverage Ratio $ in millions Net income attributable to TransUnion 367.3$ Net interest expense 221.0 Provision for income taxes 126.9 Depreciation and amortization 542.6 EBITDA 1,257.7$ Adjustments to EBITDA: Stock-based compensation 127.5$ Mergers and acquisitions, divestitures and business optimization2 35.2 Accelerated technology investment3 85.7 Operating model optimization program4 80.3 Net other5 (41.1) Total adjustments to EBITDA 287.6$ Leverage Ratio Adjusted EBITDA 1,545.3$ Total debt 5,130.8$ Less: Cash and cash equivalents 609.9 Net Debt 4,521.0$ Ratio of Net Debt to Net income attributable to TransUnion 12.3 Leverage Ratio 2.9 Trailing Twelve Months Ended March 31, 2025 Reconciliation of Net income attributable to TransUnion to consolidated Adjusted EBITDA:

Non-GAAP Adjustment Footnotes

As a result of displaying amounts in millions, rounding differences may exist in the tables and footnotes.

1. Consisted of amortization of intangible assets from our 2012 change-in-control transaction and amortization of intangible assets established in business acquisitions after our 2012 change-in-control transaction.
2. Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:

	Adjusted EBITDA & Adjusted Net Income		Leverage Ratio
$ in millions	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
	2025	2024	2025
Transaction and integration costs	$ 5.3	$ 2.2	$ 14.2
Fair value and impairment adjustments	12.6	0.1	20.8
Post-acquisition adjustments	-	6.9	0.1
Total mergers and acquisitions, divestitures and business optimization	$ 17.9	$ 9.2	$ 35.2

3. Represents expenses associated with our accelerated technology investment to migrate to the cloud. There are three components of the accelerated technology investment: (i) building foundational capabilities which includes establishing a modern, API-based and services-oriented software architecture, (ii) the migration of each application and customer data to the new enterprise platform, including the redundant software costs during the migration period, as well as the efforts to decommission the legacy system, and (iii) program enablement, which includes dedicated resources to support the planning and execution of the program. The amounts for each category of cost are as follows:

	Adjusted EBITDA & Adjusted Net Income		Leverage Ratio
$ in millions	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
	2025	2024	2025
Foundational Capabilities	$ 7.4	$ 6.8	$ 36.3
Migration Management	12.6	10.1	45.6
Program Enablement	-	1.7	3.8
Total accelerated technology investment	$ 20.0	$ 18.5	$ 85.7

@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
34

Non-GAAP Adjustment Footnotes

4. Operating model optimization consisted of the following adjustments:

$ in millions	Adjusted EBITDA & Adjusted Net Income		Leverage Ratio
	Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
	2025	2024	2025
Employee separation	$ -	$ 16.8	$ 7.9
Facility exit	-	1.4	40.7
Business process optimization	9.8	6.2	31.7
Total operating model optimization	$ 9.8	$ 24.4	$ 80.3

5. Net other consisted of the following adjustments:

$ in millions	Adjusted EBITDA		Adjusted Net Income		Leverage Ratio
	Three Months Ended March 31,		Three Months Ended March 31,		Trailing Twelve Months Ended March 31,
	2025	2024	2025	2024	2025
Deferred loan fee expense from debt prepayments and refinancing	$ (0.1)	$ 3.1	$ (0.1)	$ 3.1	$ 14.6
Other debt financing expenses	0.5	0.6	-	-	2.3
Currency remeasurement on foreign operations	(0.6)	2.6	(0.6)	2.6	(1.1)
Legal and regulatory expenses, net	(56.0)	-	(56.0)	-	(56.0)
Other non-operating (income) and expense	(0.3)	0.2	-	0.2	(1.0)
Total other adjustments	$ (56.4)	$ 6.5	$ (56.7)	$ 5.9	$ (41.1)

6. Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.
7. Total adjustments for income taxes represents the total of adjustments discussed to calculate the Adjusted Provision for Income Taxes
8. Other adjustments for income taxes include:

$ in millions	Three Months Ended March 31,	
	2025	2024
Deferred tax adjustments	$ (4.6)	$ (5.1)
Valuation allowance adjustments	2.3	0.2
Return to provision, audit adjustments, and reserves related to prior periods	1.0	(0.9)
Other adjustments	0.4	(0.5)
Total other adjustments	$ (0.9)	$ (6.4)

@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
35

36@ Copyright 2025 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. Adjusted EBITDA and Adjusted EPS Guidance As a result of displaying amounts in millions, rounding differences may exist in the table. 1. These adjustments include the same adjustments we make to our Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our Earnings Release. 2. Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.